SECURITIES AND EXCHANGE COMMISSION

                            Washington, D.C. 20549


                                  Form 10/A

                          Amendment No. 4 to Form 10



                 General Form For Registration of Securities
                     Pursuant to Section 12(b) or (g) of
                     the Securities Exchange Act of 1934

                      CORNING CLINICAL LABORATORIES INC.
                (to be renamed Quest Diagnostics Incorporated)
            (Exact name of registrant as specified in its charter)

                    Delaware                            16-1387862

 ----------------------------------------------- -------------------------
        (State or other jurisdiction of              (I.R.S. Employer
          incorporation or organization)            Identification No.)
               One Malcolm Avenue
              Teterboro, New Jersey                        07608

 ----------------------------------------------- -------------------------
    (Address of principal executive offices)            (Zip Code)



                               201 393 5000
             --------------------------------------------------
            (Registrant's telephone number, including area code)


Securities to be registered pursuant to Section 12(b) of the Act:

            Title of each class                 Name of each exchange on which
             to be so registered                each class is to be registered

   Common Stock, with attached Preferred            New York Stock Exchange
             Stock Purchase Right



Securities to be registered pursuant to Section 12(g) of the Act:

                                     None
--------------------------------------------------------------------------------
                               (Title of class)

                      CORNING CLINICAL LABORATORIES INC.

INTRODUCTION



This Registration Statement on Form 10 relates to the registration under the Securities Exchange Act of 1934, as amended, of the common stock, with attached Preferred Stock Purchase Right, of the Registrant which is being issued as described in the Information Statement (the "Information Statement"), dated November 26, 1996, of Corning Incorporated. Selected pages of the Information Statement which are related to the Registrant and the securities being registered hereunder (the "Quest Diagnostics Information") are attached hereto as Exhibit 99.1 and are incorporated herein by reference in answer to the items of this Registration Statement set forth below.



Item 1. Business

The information required by this item is contained under the sections" Risk Factors--Risks Relating to Quest Diagnostics," "Business of Quest
Diagnostics" and "The Relationship Among Corning, Quest Diagnostics and Covance After the Distributions" of the Quest Diagnostics Information and such sections are incorporated herein by reference.

Item 2. Financial Information

The information required by this item is contained under the sections "Capitalization of Quest Diagnostics," "Pro Forma Financial Information of Quest Diagnostics," "Selected Historical Financial Data of Quest Diagnostics" and "Management's Discussion and Analysis of Financial Condition and Results of Operations of Quest Diagnostics" of the Quest Diagnostics Information and such sections are incorporated herein by reference.

Item 3. Properties

The information required by this item is contained under the section "Business of Quest Diagnostics-- Properties" of the Quest Diagnostics Information and such section is incorporated herein by reference.

Item 4. Security Ownership of Certain Beneficial Owners and Management

The information required by this item is contained under the section "Security Ownership of Certain Beneficial Owners and Management of Quest Diagnostics" of the Quest Diagnostics Information and such section is incorporated herein by reference.

Item 5. Directors and Executive Officers

The information required by this item is contained under the section "Management of Quest Diagnostics" of the Quest Diagnostics Information and such section is incorporated herein by reference.

Item 6. Executive Compensation

The information required by this item is contained under the section "Management of Quest Diagnostics" of the Quest Diagnostics Information and such section is incorporated herein by reference.

Item 7. Certain Relationships and Related Transactions

The information required by this item is contained under the section "Management of Quest Diagnostics" of the Quest Diagnostics Information and such section is incorporated herein by reference.

Item 8. Legal Proceedings

The information required by this item is contained under the sections "Business of Quest Diagnostics-- Government Investigations and Related Claims" and "--Legal Proceedings" of the Quest Diagnostics Information and such sections are incorporated herein by reference.

Item 9. Market Price of and Dividends on the Registrant's Common Equity and Related Stockholder Matters

The information required by this item is contained under the sections "Risk Factors--Risks Relating to Quest Diagnostics--Absence of Dividends; Restrictions Imposed on Dividends by the Indenture and the Quest Diagnostics Credit Facility," "Risk Factors--Risks Relating to Quest Diagnostics--Absence of Prior Public

Market," "Risk Factors--Risks Relating to Quest Diagnostics--Potential Volatility of Stock Price," "Description of Quest Diagnostics Capital Stock--Quest Diagnostics Common Stock--Dividend Policy," "--Quest Diagnostics Common Stock--Listing and Trading" and "Management of Quest Diagnostics" of the Quest Diagnostics Information and such sections are incorporated herein by reference.

Item 10. Recent Sales of Unregistered Securities

Not applicable.

Item 11. Description of Registrant's Securities to be Registered

The information required by this item is contained under the sections "Description of Quest Diagnostics Capital Stock" and "Antitakeover Effects of Certain Provisions of the Quest Diagnostics Certificate of Incorporation and By-Laws" of the Quest Diagnostics Information and such sections are incorporated herein by reference.

Item 12. Indemnification of Directors and Officers

The information required by this item is contained under the section "Liability and Indemnification of Directors and Officers of Quest
Diagnostics" of the Quest Diagnostics Information and such section is incorporated herein by reference.

Item 13. Financial Statements and Supplementary Data


The information required by this item is contained under the sections "Capitalization of Quest Diagnostics," "Pro Forma Financial Information of Quest Diagnostics," "Selected Historical Financial Data of Quest Diagnostics," "Management's Discussion and Analysis of Financial Condition and Results of Operations of Quest Diagnostics" and "Financial Statements of Corning Clinical Laboratories Inc. (to be renamed Quest Diagnostics Incorporated)" of the Quest Diagnostics Information and such sections are incorporated herein by reference.


Item 14. Changes in and Disagreements with Accountants on Accounting and Financial Disclosure

Not applicable.

Item 15. Financial Statements and Exhibits

(a) Financial Statements


   The information required by this item is contained under the section "Financial Statements of Corning Clinical Laboratories Inc. (to be renamed Quest Diagnostics Incorporated" of the Quest Diagnostics Information)" and such section is incorporated herein by reference.


   (b) Exhibits


Exhibit
 Number     Description
-------     -----------
2.1*        Form of Transaction Agreement among Corning Incorporated, Corning Life Sciences Inc., Corning
            Clinical Laboratories Inc. (Delaware), Covance Inc. and Corning Clinical Laboratories Inc.
            (Michigan), dated November 22, 1996

3.1*        Certificate of Incorporation of the Registrant

3.2*        By-Laws of the Registrant

4.1*        Form of Common Stock certificate

4.2*        Form of Rights Agreement between Corning Clinical Laboratories Inc. and Harris Trust and Savings
            Bank, dated December 31, 1996

10.1*       Form of Tax Sharing Agreement among Corning Incorporated, Corning Clinical Laboratories Inc. and
            Covance Inc., dated [      ], 1996

10.2*       Form of Spin-Off Tax Indemnification Agreement between Corning Incorporated and Corning Clinical
            Laboratories Inc. dated, [      ], 1996

10.3*       Form of Spin-Off Tax Indemnification Agreement between Corning Clinical Laboratories Inc. and
            Covance Inc., dated [      ], 1996

10.4*       Form of Credit Agreement among Corning Clinical Laboratories Inc., Morgan Guaranty Trust Company
            of New York, Nationsbank, N.A. and Wachovia Bank of Georgia, N.A., dated [        ], 1996

10.5*       Form of Spin-Off Tax Indemnification Agreement between Covance Inc. and Corning Clinical
            Laboratories Inc., dated [           ], 1996

10.6*       Form of Corning Clinical Laboratories Inc. Employees Stock Purchase Plan

10.7*       Form of Corning Clinical Laboratories Inc. Variable Compensation Plan

10.8*       Form of Corning Clinical Laboratories Inc. Profit Sharing Plan

10.9*       Form of Corning Clinical Laboratories Inc. Employee Equity Participation Program

10.10*      Form of Corning Clinical Laboratories Inc. Executive Retirement Supplemental Plan

10.11*      Form of Corning Clinical Laboratories Inc. Directors' Restricted Stock Plan

10.12*      Form of Employment Agreement between Kenneth W. Freeman and Corning Clinical Laboratories Inc.

21*         Subsidiaries of the Registrant

27*         Financial Data Schedules

99.1 Selected pages of the Information Statement of Corning Incorporated dated November 26, 1996 (pages 2; 29-108; F-1-F-32)

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* Previously filed.

                                   SIGNATURES

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this amendment to the registration statement to be signed on its behalf by the undersigned, thereunto duly authorized.



                                        CORNING CLINICAL LABORATORIES INC.


Dated: November 26, 1996                By: /s/ Kenneth W. Freeman
                                        ----------------------------------------
                                            Kenneth W. Freeman, President
                                            and Chief Executive Officer